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                                                                    EXHIBIT 4(h)

                         CHANGE OF ANNUITANT ENDORSEMENT

        ENDORSEMENT SECTION 1.                GENERAL INFORMATION

1.1   WHAT IS OUR AGREEMENT WITH     Our agreement with you includes this
      YOU?                           endorsement as a part of the contract to
                                     which it is attached. The provisions of the contract apply to this endorsement unless they conflict with the endorsement. If there is a conflict, the endorsement provision will apply. The effective date for this endorsement is the same as the issue date for the contract to which it is attached.

                                     We promise to provide the benefit described in this endorsement as long as the contract and this endorsement are in force and all the terms and conditions of this endorsement are met.

1.2   WHAT IS THE BENEFIT            This endorsement allows you to change the
      PROVIDED BY THIS               annuitant at any time while the annuitant
      ENDORSEMENT?                   is alive during the accumulation period if:

                                         a.) this contract is owned by a
                                             business or a trust;

                                         b.) the original annuitant under the
                                             contract is a selected manager or a
                                             highly compensated employee (as
                                             those terms are defined by Title 1
                                             of the Employee Retirement Income
                                             Security Act, as amended); and

                                         c.) the new annuitant under the
                                             contract is also a selected manager
                                             or a highly compensated employee.

                                     In the event that you request this
                                     endorsement and an Executive Benefit Plan
                                     Endorsement is also attached to your
                                     contract, this endorsement will replace it and the Executive Benefit Plan Endorsement will no longer be in effect.

1.3   WHEN WILL THIS                 This endorsement will terminate on the
      ENDORSEMENT                    earliest of:
      TERMINATE?
                                         a.) the date death proceeds become
                                             payable;

                                         b.) the payout date (also referred to
                                             as the annuity date); or

                                         c.) the date you surrender your
                                             contract.

      ENDORSEMENT SECTION 2.                   ENDORSEMENT CHARGES

2.1   IS THERE A CHARGE FOR          There is no charge for this benefit.
      THIS BENEFIT?                  However, if you exercise the right provided
                                     by this endorsement during the first two contract years, we reserve the right to charge a fee to offset expenses incurred.
                                     Any fee charged will never be greater than $150.00.

      ENDORSEMENT SECTION 3.                    CHANGE OF ANNUITANT

3.1   HOW DO YOU REQUEST A           Your change of annuitant request must be
      CHANGE OF ANNUITANT?           made in writing on a form acceptable to us
                                     and received at our administrative office.
                                     The change will take effect as of the date you signed it. We are not liable for any payment we make or action we take before receiving any such written request.

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3.2   WHO CAN BE NAMED               You may name any manager or highly
      AS ANNUITANT?                  compensated employee who meets all
                                     requirements for issuance of a like
                                     contract, as of the contract issue date.

      ENDORSEMENT SECTION 4.                   EFFECT ON CONTRACT

4.1   HOW DOES A CHANGE              Income payments (also referred to as
      IN ANNUITANT AFFECT            annuity payments) and death benefit
      YOUR CONTRACT?                 proceeds will be payable under the contract
                                     based on the life of the annuitant named at the time of death or payout.

                                     The death benefit will be determined based on the new annuitant's age as of the contract issue date. Income payments will be based on the new annuitant's age on the payout date.

                                     Any death benefit riders included under the contract will be terminated automatically as of the effective date of a change in annuitant.

CUNA Mutual Life Insurance Company
   A Mutual Insurance Company

/s/ Michael B. Kitchen
----------------------
       President